EXHIBIT 17


                             POWER OF ATTORNEY

         We, the undersigned officers and Trustees of The Wright EquiFund Equity Trust, a Massachusetts business trust, do hereby severally constitute and appoint H. Day Brigham, Jr., Peter M. Donovan and A.M. Moody, III, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by The Wright EquiFund Equity Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

         IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

         Name                    Capacity                    Date

/s/ Peter M. Donovan      President, Principal         September 20, 1995
--------------------      Executive Officer and
    Peter M. Donovan      Trustee


/s/ James L. O'Connor     Tresurer and Principal       September 20, 1995
---------------------     Financial and Accounting
    James L. O'Connor     officer


/s/ H. Day Brigham, Jr.   Trustee                      September 20, 1995
----------------------
H. Day Brigham, Jr.


/s/ Winthrop S. Emmet     Trustee                      September 20, 1995
----------------------
    Winthrop S. Emmet


/s/ Leland Miles          Trustee                      September 20, 1995
------------------
    Leland Miles


/s/ A.M. Moody, III       Trustee                      September 20, 1995
-------------------
    A.M. Moody, III


/s/ Lloyd F. Pierce       Trustee                      September 20, 1995
--------------------
    Lloyd F. Pierce


/s/ George R. Prefer      Trustee                      September 20, 1995
--------------------
George R. Prefer


/s/ Raymond Van Houtte    Trustee                      September 20, 1995
-----------------------
    Raymond Van Houtte